EXHIBIT 99.1

PriceWaterhouseCoopers
[LOGO]
--------------------------------------------------------------------------------
                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York NY 10036
                                                     Telephone (646) 471 4000
                                                     Facsimile (813) 286 6000


                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Shareholders of Equity One, Inc.

We have examined management's assertion about Equity One, Inc. and its subsidiaries' (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended November 30, 2002 included in the accompanying management assertion (see Exhibit
I). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended November 30, 2002 is fairly stated, in all material respects.


/s/ PricewaterhouseCoopers LLP
January 31, 2003

                                                                       Exhibit I
EQUITY ONE
A Popular, Inc. Company
[LOGO]
--------------------------------------------------------------------------------
301 Lippincott Drive                                    Telephone (856) 396-3684
Marlton, NJ 08053                                             Fax (856) 396-2713

January 31, 2003

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036

Ladies and Gentlemen:

In connection with your examination of our assertion that Equity One, Inc. and its subsidiaries (the "Company") complied with the minimum servicing standards in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended November 30, 2002, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to express an opinion on management's assertion about compliance with the minimum servicing standards. Accordingly, we make the following representations, which are true to the best of our knowledge and belief in all material respects.

1. The Company is responsible for complying with the minimum servicing standards in the USAP.

2. The Company is responsible for establishing and maintaining an effective internal control structure over compliance with the minimum servicing standards.

3. The Company has performed an evaluation of the Company's compliance with the minimum servicing standards.

4. As of and for the year ended November 30, 2002, the Company has complied with the minimum servicing standards in all material respects except as indicated in Management's Assertion.

5. The Company has disclosed to you all known instances of noncompliance with the minimum servicing standards.

6. The Company has made available to you all documentation related to compliance with the minimum servicing standards.

7. The Company has disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning possible noncompliance with the minimum servicing standards, including communications received between November 30, 2002 and January 31, 2003.

EQUITY ONE
A Popular, Inc. Company
[LOGO]
--------------------------------------------------------------------------------

8. The Company has disclosed to you any known noncompliance occurring subsequent to November 30, 2002.

/s/ James H. Jenkins                                            2-27-03
------------------------------------                  --------------------------
James H. Jenkins, Senior Vice President,                        Date
Chief Financial Officer

/s/ John Martella                                               2-27-03
------------------------------------                  --------------------------
John Martella, Executive Vice President                         Date
Loan Servicing